EXHIBIT 26(h)(7)(a)

                      AMENDMENT TO PARTICIPATION AGREEMENT

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May 16, 2007

PHL Variable Insurance Company
Ms. Michele Drummey
One American Row, H-GW3
Hartford, Connecticut  06102

Re: Participation Agreement among Variable Insurance Products Fund ("Fund I"), Fidelity Distributors Corporation (the "Underwriter") and Insurance Company (the "Company"), dated June 1, 2000, as amended ("Participation Agreement I"); and

         Participation Agreement among Variable Insurance Products Funds II ("Fund II"), the Underwriter and the Company, dated June 1, 2000, as amended ("Participation Agreement II")

Dear Ms. Drummey:

The Company, the Underwriter, and Fund I and Fund II, respectively, are parties to the above-referenced Participation Agreements (Fund 1 and Fund II are referred to as the "Current Funds"). As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Fund (the "Affected Portfolios") for administrative purposes. In connection with this reorganization, the Affected Portfolios will be moved into corresponding "shell" portfolios of a new Variable Insurance Products Fund V ("Fund V"). A list of all of the Affected Portfolios in the Current Fund covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.

In connection with this change, we are asking for your consent to (1) the amendment of each Participation Agreement to add Fund V as a "Fund" party under the terms of the Participation Agreement (the "Amendment"); and (2) the assignment of all of the Current Fund's rights, benefits and obligations under each Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the "Assignment"). Each Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein. The Amendment will also add the following clarifying language to each Participation Agreement as a new Article A of the Agreement:

         This Agreement shall create a separate participation agreement for each Fund, as though the Company and the Underwriter had executed a separate, identical form of participation agreement with each Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.


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Your signature below will indicate the Company's consent to the Amendment and
Assignment of each Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.

Thank you for your prompt attention to this matter. If for some reason we have not obtained your signature prior to the reorganization, and the Company submits orders or instructions under the Participation Agreements, we will deem the Company to have consented to each Amendment and Assignment. Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions.

                  Very truly yours,

                                 FIDELITY DISTRIBUTORS CORPORATION


                                 By: /s/ Bill Loehning
                                     ------------------------------
                                     Name: William Loehning
                                     Title: Executive Vice President

                                 VARIABLE INSURANCE PRODUCTS FUND,
                                 VARIABLE INSURANCE PRODUCTS FUND II and
                                 VARIABLE INSURANCE PRODUCTS FUND V




                                 By: /s/ Kimberley Monasterio
                                     ------------------------------
                                     Name: Kimberley Monasterio
                                     Title: Treasurer

The Undersigned Consents to the Amendment and Assignment of the Participation Agreement as of this _6th__ day of ___June__ 2007:

PHL VARIABLE INSURANCE COMPANY



By: /s/ Gina Collopy O'Connell
    -----------------------------------
    Name:   Gina Collopy O'Connell
    Title:  Senior Vice President

Please keep one copy and return the other to:

Sharon Salter, Director, Contracts Management
Fidelity Investments
100 Salem Street, O2N
Smithfield RI  02917


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                                    EXHIBIT A

AFFECTED PORTFOLIOS                           FUND V PORTFOLIOS
-------------------                           -----------------
VARIABLE INSURANCE PRODUCTS FUND              VARIABLE INSURANCE PRODUCTS FUND V

Money Market Portfolio                        Money Market Portfolio
VARIABLE INSURANCE PRODUCTS FUND II

Asset Manager Portfolio                       Asset Manager Portfolio
Asset Manager: Growth Portfolio               Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio               Investment Grade Bond Portfolio
VARIABLE INSURANCE PRODUCTS FUND IV

Freedom Income Portfolio                      Freedom Income Portfolio
Freedom 2005 Portfolio                        Freedom 2005 Portfolio
Freedom 2010 Portfolio                        Freedom 2010 Portfolio
Freedom 2015 Portfolio                        Freedom 2015 Portfolio
Freedom 2020 Portfolio                        Freedom 2020 Portfolio
Freedom 2025 Portfolio                        Freedom 2025 Portfolio
Freedom 2030 Portfolio                        Freedom 2030 Portfolio
FundsManager 20% Portfolio                    FundsManager 20% Portfolio
FundsManager 50% Portfolio                    FundsManager 50% Portfolio
FundsManager 70% Portfolio                    FundsManager 70% Portfolio
FundsManager 85% Portfolio                    FundsManager 85% Portfolio
Strategic Income Portfolio                    Strategic Income Portfolio